Exhibit 4.183

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 118158 dated June 05, 2014

For the provision of

data transmission services, except for data transmission services for the purpose of voice transmission

This license is granted to

Open Joint Stock Company

Mobile TeleSystems

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027700149124

Taxpayer Identification No. (INN)

7740000076

Location:

109147, 4 Marksistskaya St., Moscow

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

dated June 05, 2019

This license is granted on the basis of the decision of the licensing authority - Order No. 240-rchs of August “07”, 2014

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 054573

Annex to License No. 118158 **

License requirements

1. Mobile TeleSystems Open Joint-Stock Company (the Licensee) shall comply with the terms of this license.

Short name:

MTS OJSC

OGRN 1027700149124	INN 7740000076

Location:

109147, 4 Marksistskaya St., Moscow

2. The Licensee shall start provision of services under the license no later than 05.06.2014.

3. The Licensee shall provide communication services under the license only in the territory of the Zabaykalsky Region.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a)   access to the Licensee’s communication network;

b)   connections over data transmission network, with exception of connections for the purpose of voice transmission;

a)   access to data transmission services rendered by other operators, whose data transmission networks interacts with the communication network of the Licensee.

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting data network of the licensee to the public telecommunications network, connecting other communication networks to data transmission network of the Licensee , accounting and transit of traffic in data transmission network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

7. This license has been issued based on the results of the application for renewal of the license No. 67991 of  05.06.2009 without  bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. The Licensee is required in the delivery of services in accordance with this license to fulfill the conditions set out for allocation of radio frequency bands and assignment of radio frequency band or radio frequency channel.

9. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

10. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

11. Licensee is not a universal service operator. There are no licensing requirements for the provision of universal services in accordance with agreements for provision of universal communications services concluded with the authorized executive body.

12. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to data transmission services except for data transmission services for the purpose of voice transmission, and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of renewing the license No. 67991 dated 05.06.2009.

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya

17 MAR 2014

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296